Exhibit 99.1

NEWMARKET CORPORATION REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2014

•	Petroleum Additives Full Year Sales Up 2.4% on Increased Shipments of 4.2%

•	Petroleum Additives Operating Profit for 2014 Up 6.9% in Q4 and Up 2.6% for the Full Year

•	664,254 Shares Repurchased in 2014

Richmond, VA, January 29, 2015 – NewMarket Corporation (NYSE:NEU) Chairman and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report of the Company’s operations for the fourth quarter and full year 2014.

Net income for the fourth quarter of 2014 was $52.1 million, or $4.17 per share, compared to net income of $54.0 million, or $4.08 per share, for the fourth quarter of 2013. Net income for 2014 was $233.3 million, or $18.38 per share, compared to net income of $264.7 million, or $19.90 per share, for 2013. Earnings for 2013 included the results from operations of a discontinued business and the related gain on the sale of the discontinued business. All quarterly and full-year periods included the impact of valuing an interest rate swap at fair value. Excluding these items, fourth quarter 2014 earnings were $53.7 million, or $4.30 per share, compared to $53.0 million, or $4.01 per share, in the prior year quarter, and earnings for the year 2014 were $237.6 million, or $18.72 per share, compared to $238.2 million, or $17.90 per share, last year (see Summary of Earnings table below).

Key to our business’ performance, the petroleum additives segment delivered operating profit of $85.5 million for the fourth quarter of 2014, an improvement of 6.9% over operating profit for the same period last year of $80.0 million. Sales of petroleum additives for the fourth quarter of 2014 were $547.9 million, down slightly from sales in the fourth quarter of last year of $553.9 million. Shipments were up about 1%. Petroleum additives operating profit for 2014 was $385.1 million, up 2.6% versus last year’s operating profit of $375.3 million. Sales for the year increased 2.4% to $2.3 billion, and shipments were up 4.2%.

Our business continued to generate strong cash flows in 2014. During the year, we paid dividends of $59.4 million, funded capital expenditures of $59.7 million and repurchased 664,254 shares of our stock at a cost of $248.5 million, including 95,644 shares repurchased in the fourth quarter. At the end of 2014, we had $256.7 million remaining on our stock repurchase authorization. Our strong financial position enhances our capability for future growth and improving shareholder value.

The results we have seen in the last few years reflect the hard work, dedication and extensive capabilities of NewMarket employees around the world. After having posted record results for each of the past 10 years, we expect that our petroleum additives segment will continue to deliver solid results in 2015. We believe our business fundamentals, including a long-term view, safety-first culture, customer-focused solutions, technology-driven product offerings, world-class supply chain capability and a regional organizational structure to better understand our customers’ needs, are core to our success.

	Summary of Earnings
	(In millions, except per-share amounts)
	Fourth Quarter Ended		Year Ended
	December 31		December 31
	2014	2013	2014	2013
Net Income:
Net income	$52.1	$54.0	$233.3	$264.7
(Income) from operations of discontinued business	—	—	—	(0.5)
(Gain) on sale of discontinued business	—	—	—	(21.9)
(Gain) loss on interest rate swap agreement	1.6	(1.0)	4.3	(4.1)

Income excluding discontinued operations and special items	$53.7	$53.0	$237.6	$238.2

Diluted Earnings Per Share:
Net income	$4.17	$4.08	$18.38	$19.90
(Income) from operations of discontinued business	—	—	—	(0.04)
(Gain) on sale of discontinued business	—	—	—	(1.65)
(Gain) loss on interest rate swap agreement	0.13	(0.07)	0.34	(0.31)

Income excluding discontinued operations and special items	$4.30	$4.01	$18.72	$17.90

Sincerely,

Thomas E. Gottwald

The results for all periods included the impact of valuing an interest rate swap at fair value, while the prior year periods included the results from operations of a discontinued business and the related gain on the sale of the discontinued business. The Company is reporting net income including these items, as well as income excluding them, and related per share amounts in the Summary of Earnings included in the earnings release. The Segment Results and Other Financial Information table included in this earnings release includes a non-GAAP financial measure, Income from Continuing Operations before Special Items and Income Tax Expense, which is reconciled to a GAAP measure. The Company has also included the non-GAAP financial measure EBITDA in this earnings release. A schedule following the financial statements included in this earnings release is provided reflecting the calculation of EBITDA, defined as income from continuing operations, before the deduction of interest and financing expenses, income taxes, depreciation and amortization. EBITDA is shown on the schedule both including and excluding the interest rate swap agreement. The Company believes that even though these items are not required by or presented in accordance with United States generally accepted accounting principles (GAAP), these additional measures enhance understanding of the Company’s performance and period to period comparability. The Company believes that these items should not be considered an alternative to net income determined under GAAP.

As a reminder, a conference call and Internet webcast is scheduled for 10:00 a.m. EST on Friday, January 30, 2015 to review fourth quarter and year-end 2014 financial results. You can access the conference call live by dialing 1-877-407-9210 (domestic) or 1-201-689-8049 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.NewMarket.com or www.investorcalendar.com. A teleconference replay of the call will be available until February 6, 2015 at 11:59 p.m. EST by dialing 1-877-660-6853 (domestic) and 1-201-612-7415 (international). The conference ID number is 13598780. A webcast replay will be available for 30 days.

NewMarket Corporation, through its subsidiaries Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated additive packages to market-general additives, the NewMarket family of companies provides the world with the technology to make engines run smoother, machines last longer and fuels burn cleaner.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2013 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

Brian D. Paliotti

Investor Relations

Phone:	804.788.5555
Fax:	804.788.5688
Email:	investorrelations@newmarket.com

NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In thousands, except per-share amounts, unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue:
Petroleum additives	$547,915	$553,925	$2,325,082	$2,271,259
All other (a)	963	2,446	10,323	9,096

Total	$548,878	$556,371	$2,335,405	$2,280,355

Segment operating profit:
Petroleum additives	$85,506	$79,982	$385,084	$375,291
All other (a)	(513)	682	1,279	(1,150)

Segment operating profit	84,993	80,664	386,363	374,141

Corporate unallocated expense	(4,949)	(5,253)	(23,397)	(22,508)
Interest and financing expenses	(3,889)	(4,182)	(16,567)	(17,796)
Other (expense) income, net	(294)	19	(175)	784

Income from continuing operations before special items and income tax expense	75,861	71,248	346,224	334,621

(Loss) gain on an interest rate swap agreement (b)	(2,735)	1,574	(7,125)	6,690

Income from continuing operations before income tax expense	$73,126	$72,822	$339,099	$341,311

Net income:
Income from continuing operations	$52,055	$54,001	$233,255	$242,347
Gain on sale of discontinued business (c)	—	—	—	21,855
Income from operations of discontinued operations (c)	—	—	—	540

Net income	$52,055	$54,001	$233,255	$264,742

Basic and diluted earnings per share:
Income from continuing operations	$4.17	$4.08	$18.38	$18.21
Discontinued operations (c)	—	—	—	1.69

Basic and diluted earnings per share	$4.17	$4.08	$18.38	$19.90

Notes to Segment Results and Other Financial Information

(a)	“All other” includes the results of our tetraethyl lead (TEL) business, as well as certain contract manufacturing performed by Ethyl Corporation.
(b)	The (loss) gain on an interest rate swap agreement represents the change, since the beginning of the reporting period, in the fair value of an interest rate swap which we entered into on June 25, 2009. We are not using hedge accounting to record the changes to fair value of the interest rate swap, and accordingly, any change in the fair value is immediately recognized in earnings.
(c)	On July 2, 2013, Foundry Park I completed the sale of its real estate assets which comprised the entire real estate development segment. The operations of the real estate development segment are reported as discontinued operations.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per-share amounts, unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net sales	$548,878	$556,371	$2,335,405	$2,280,355
Cost of goods sold	391,350	404,733	1,669,982	1,627,059

Gross profit	157,528	151,638	665,423	653,296

Selling, general, and administrative expenses	41,683	43,130	163,520	164,878
Research, development, and testing expenses	35,810	33,258	139,183	136,573

Operating profit	80,035	75,250	362,720	351,845

Interest and financing expenses	3,889	4,182	16,567	17,796
Other (expense) income, net (a)	(3,020)	1,754	(7,054)	7,262

Income from continuing operations before income tax expense	73,126	72,822	339,099	341,311
Income tax expense	21,071	18,821	105,844	98,964

Income from continuing operations	52,055	54,001	233,255	242,347

Discontinued operations:
Gain on sale of discontinued business (net of tax) (b)	—	—	—	21,855
Income from operations of discontinued business (net of tax) (b)	—	—	—	540

Net income	$52,055	$54,001	$233,255	$264,742

Basic and diluted earnings per share:
Income from continuing operations	$4.17	$4.08	$18.38	$18.21
Discontinued operations (b)	—	—	—	1.69

Basic and diluted earnings per share	$4.17	$4.08	$18.38	$19.90

Cash dividends declared per share	$1.40	$1.10	$4.70	$3.80

Notes to Consolidated Statements of Income

(a)	On June 25, 2009, we entered into an interest rate swap. The loss on the interest rate swap was $2.7 million for the quarter ended December 31, 2014 and $7.1 million for the twelve months ended December 31, 2014. The gain on the interest rate swap was $1.6 million for the quarter ended December 31, 2013 and $6.7 million for the twelve months ended December 31, 2013. We are not using hedge accounting to record the changes to fair value of the interest rate swap, and accordingly, any change in the fair value is immediately recognized in earnings.
(b)	On July 2, 2013, Foundry Park I completed the sale of its real estate assets which comprised the entire real estate development segment. The operations of the real estate development segment are reported as discontinued operations. The income from operations for the 2013 period represents the after tax earnings of the discontinued business.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$103,003	$238,703
Trade and other accounts receivable, less allowance for doubtful accounts ($443 - 2014; $564 - 2013)	302,803	309,847
Inventories	348,420	307,518
Deferred income taxes	7,837	8,267
Prepaid expenses and other current assets	35,128	32,984

Total current assets	797,191	897,319

Property, plant, and equipment, at cost	1,016,868	985,196
Less accumulated depreciation and amortization	709,009	700,160

Net property, plant, and equipment	307,859	285,036

Prepaid pension cost	16,082	55,087
Deferred income taxes	48,499	22,961
Intangibles (net of amortization) and goodwill	16,859	23,319
Deferred charges and other assets	45,435	43,552

Total assets	$1,231,925	$1,327,274

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$137,688	$134,132
Accrued expenses	86,539	77,992
Dividends payable	15,721	12,996
Income taxes payable	6,462	11,419
Other current liabilities	13,264	11,075

Total current liabilities	259,674	247,614

Long-term debt	363,526	349,467
Other noncurrent liabilities	187,684	157,745

Shareholders’ equity
Common stock and paid-in capital (without par value); issued and outstanding - 12,446,365 in 2014 and 13,099,356 in 2013	—	—
Accumulated other comprehensive loss	(139,160)	(60,086)
Retained earnings	560,201	632,534

	421,041	572,448

Total liabilities and shareholders’ equity	$1,231,925	$1,327,274

NEWMARKET CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(In thousands, unaudited)

	Twelve Months Ended
	December 31,
	2014	2013

Net income	$233,255	$264,742
Depreciation and amortization	41,538	46,144
Cash pension and postretirement contributions	(26,505)	(32,483)
Noncash pension and postretirement expense	16,751	23,083
Working capital changes	(54,982)	(189)
Capital expenditures	(59,716)	(58,476)
Net borrowings (repayments) under revolving credit facility	14,000	(75,000)
Repurchases of common stock	(248,509)	(92,195)
Dividends paid	(59,400)	(50,368)
Proceeds from legal settlement	5,150	5,100
Proceeds from sale of discontinued business	—	140,011
Gain on sale of discontinued business	—	(35,770)
All other	2,718	14,975

(Decrease) increase in cash and cash equivalents	$(135,700)	$149,574

NEWMARKET CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL INFORMATION

(In thousands, unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Income from continuing operations	$52,055	$54,001	$233,255	$242,347

Add:
Interest and financing expenses	3,889	4,182	16,567	17,796
Income tax expense	21,071	18,821	105,844	98,964
Depreciation and amortization	9,999	9,863	40,177	40,061

EBITDA from continuing operations	87,014	86,867	395,843	399,168

Plus (less): loss (gain) on interest rate swap agreement	2,735	(1,574)	7,125	(6,690)

EBITDA from continuing operations, as adjusted	$89,749	$85,293	$402,968	$392,478